UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported) – August 5, 2009

US Oncology Holdings, Inc.

US Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-144492	20-0873619
Delaware	0-26190	84-1213501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10101 Woodloch Forest

The Woodlands, Texas 77380

(Address of principal executive offices including zip code)

(281) 863-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers

(b)	On August 5, 2009, US Oncology and US Oncology Holdings, Inc. (the “Companies”), announced that R. Dale Ross, Executive Chairman of each of the Companies, will be retiring from the Companies, effective September 1, 2009. Mr. Ross will also step down from the Boards of Directors of the Companies at that date.

(e)	In connection with his retirement from the Companies, Mr. Ross will receive a total of approximately $4.5 million in cash from the Company, payable over a period of 26 months (the remaining term of his employment agreement as of September 1, 2009.) The payment is based upon (1) a prorated bonus for the period from January 1, 2009 through September 1, 2009, plus (2) an amount equal to two times Mr. Ross’s base salary for 26 months, which represents payment of base salary for such period, plus an additional 100% of base salary for such period to reflect his target bonus percentage as in effect at retirement. In addition, after retirement, Mr. Ross will be able to continue to participate in the Company’s health plans on terms similar to those offered to current employees of the Company

ITEM 9.01	Financial Statements and Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K:

(c) Exhibits.

Exhibit 99.1	Press Release of US Oncology, Inc. dated August 5, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2009

US ONCOLOGY HOLDINGS, INC.
US ONCOLOGY, INC.

By:	/s/ Phillip H. Watts
Name:	Phillip H. Watts
Title:	Vice President - General Counsel